Exhibit 10.10

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CELL LINE LICENSE AGREEMENT

This Cell Line License Agreement (“Agreement”), effective as of April 19, 2021 (“EFFECTIVE DATE”), is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong (“WuXi Biologics”) and Janux Therapeutics, Inc., having its principal place of business at 11099 N. Torrey Pines Road, La Jolla, California 92037, USA. WuXi Biologics and Licensee may be referred to herein individually as a “Party” and collectively as the “Parties”.

The Parties agree as follows:

1. Definitions

1.1 “Affiliate” of a person means any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, the person, but only for so long as such Control exists.

1.2 “Applicable Law” means all applicable laws, statutes, rules, regulations, guidelines, and directives of the relevant governmental authorities that are applicable to a Party’s activities under this Agreement.

1.3 “Client Protein” means [***] of interest to Licensee, which is designated by the Licensee to be produced by [***]. [***] is required for each new Client Protein produced by [***], which [***] designating any such additional Client Protein.

1.4 “Combination Product” means Drug Product that contains Drug Substance and one or more active ingredients that are not, and do not incorporate, Client Proteins (such other active ingredient(s), “Other Active(s)”), co formulated, co packaged or otherwise sold together for a single price.

1.5 “Confidential Information” of a Party (the “Disclosing Party”) means all information and materials disclosed by or on behalf of the Disclosing Party to the other Party (the “Receiving Party”) or its Related Persons (defined below) in connection with this Agreement. The Confidential Information of both Parties includes the existence, terms and objectives of this Agreement, and the nature of any dispute and the outcome of any arbitration proceedings arising out of or in connection with this Agreement.

1.6 “Construct” means a [***] developed by WuXi Biologics that is used for delivering genetic code and for transfecting and/or transforming the Host Cell Line for purposes of creating the Licensed Cell Line.

1.7 “Control” over an entity means (a) owning 50% or more of the voting securities or other ownership interests of such entity or (b) having the power to direct the management or policies of such entity.

1.8 “Drug Product” means a therapeutic product in final dosage form that contains Client Protein produced by the Licensed Cell Line, whether alone or in association with other active or inactive ingredients.

1.9 “Drug Substance” means bulk Client Protein produced by the Licensed Cell Line, which has not yet been packaged into its final dosage form.

***Certain Confidential Information Omitted

1.10 “Host Cell Line” means the cell line developed by WuXi Biologics and designated by WuXi Biologics as the [***] that is transferred or transfected to be the Licensed Cell Line for the manufacture and production of Client Protein for clinical trials and commercial purposes.

1.11 “Licensed Cell Line” means a transformed or transfected (using WuXi Biologics’ Construct(s)) version of the Host Cell Line that produces the Client Protein.

1.12 “Licensed Know -How ” means, with respect to a particular Client Protein, any and all know-how and non-public information in connection with the applicable Licensed Cell Line owned or controlled by WuXi Biologics as of the Effective Date or during the term of this Agreement that is used or incorporated in the Process and/or is necessary or reasonably useful to operate the Process. For clarity, the Licensed Know-How includes all such information specified in the Technology Transfer Package.

1.13 “Licensed Technology” means the Licensed Know-How and Patent Rights.

1.14 “Materials” means the biological materials, including the Licensed Cell Line, provided to Licensee pursuant to the license granted under this Agreement.

1.15 “Media and Feeds” means any commercially available media and feeds used in the Process.

1.16 “Net Sales” means, with respect of a Drug Product, the total gross amounts invoiced for commercial sales of such Drug Product for use in any field by Licensee, its Affiliates, or sublicensees to Third Party customers, less the following deductions actually incurred, allowed, paid, or allocated:

(i) [***];

(ii) [***];

(iii) [***];

(iv) [***];

(v) [***];

(vi) [***]; and

(vii) [***].

In no event will any particular amount identified above be deducted more than once in calculating Net Sales. Sales or other transfers between Licensee, its Affiliates, or sublicensees shall be excluded from the computation of Net Sales, but the subsequent resale of such Product to a Third Party shall be included within the computation of Net Sales.

The supply of Drug Product for (i) [***], (ii) [***], (iii) [***], or (iv) [***], in each case, shall be excluded from the computation of Net Sales.

If a Drug Product is sold as part of a Combination Product in a country, the Net Sales with respect to the Combination Product in such country shall be determined by [***]. If the other active ingredient(s) or product(s) in the Combination Product is not sold separately in such country during the applicable reporting period, Net Sales shall be calculated by [***]. If neither the Drug Product nor the other active ingredient(s) or product(s) were sold separately in the same dosage and dosage form as in the Combination Product in such country during the applicable reporting period, then [***] shall be used. In the event that the weighted average sale price (by sales volume) of the Drug Product is not available in a given country for any reporting period, then [***] of the respective products described above (in the same dosage and dosage form as the

***Certain Confidential Information Omitted

Combination Product) in a proxy country to be agreed upon by both Parties will be used (such agreement not be unreasonably withheld, conditioned, or delayed), and if the Parties cannot agree upon such proxy country, or no such comparable sales figures are available in an appropriate proxy country, Net Sales for the applicable Combination Product shall be [***].

1.17 “Patent Rights” means (i) patents and patent applications of any kind throughout the world whether national or regional, (ii) author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, (iii) divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements, substitutions, confirmations, registrations, validations, re-examinations, additions and extensions of reissue thereof, and (iv) any foreign counterparts of any of the foregoing. “Patent Rights” shall include all of the foregoing in (i) – (iv) owned or controlled by WuXi Biologics as of the Effective Date or during the term of the Agreement that would be infringed, absent ownership or a license under such patent rights, by the production of Client Protein using the Process or otherwise in connection with the use of the Licensed Cell Line. The Patent Rights existing as of the Effective Date and necessary for Licensee’s use of the license granted in Article 2.1 are set out in Appendix II hereto.

1.18 “Process” means a process for manufacture of Client Protein utilizing the Licensed Cell Line, Licensed Know-How, Patent Rights, Materials and Media and Feeds. The Process will be described in the Technology Transfer Package.

1.19 “Regulatory Approval” means any and all approvals (including pricing and reimbursement approvals), product and establishment licenses, registrations or authorizations of any kind of a regulatory authority necessary for the development, clinical testing, manufacture, quality testing, supply, use, storage, importation, export, transport, marketing and sale of a Client Protein (or any component thereof) for use in any country or other jurisdiction.

1.20 “Related Persons” means a Party’s Affiliates and their respective directors, officers, employees, and agents.

1.21 “Research Cell Bank” is a [***].

1.22 “Technology Transfer Package” means all of the information and data describing the Process and Licensed Know-How, Materials, and Media and Feeds that are necessary or reasonably useful for manufacture of Client Protein using the Licensed Cell Line and the Process.

1.23 “Third Party” means any person other than the Parties to this Agreement and their respective Affiliates.

1.24 “Third Party Manufacturer” means (i) a Third Party whose primary business is contract manufacturing, or (ii) a Third Party who has a contractual arrangement with Licensee or with a sublicensee of Licensee that includes manufacturing of Client Protein and/or Drug Product by such Third Party for Licensee or such sublicensee.

2. License

2.1 License Grant. WuXi Biologics hereby grants to Licensee and its Affiliate a non-exclusive, worldwide license, with the right to grant sublicenses as provided in Section 2.3, under the Licensed Technology to use the Licensed Cell Line, Materials, Media and Feeds, and to operate the Process, in each case for the manufacture of Client Protein, including the following licensed activities:

(i) to make, have made, import and use Client Protein for any and all purposes; and

(ii) to make, have made, use, sell, have sold, offer for sale, import, keep and otherwise deal in Drug Substance and Drug Product for any and all purposes.

***Certain Confidential Information Omitted

2.2 Manufacturing Contracting. The Licensee or its Affiliates may contract with a Third Party Manufacturer for the limited purpose of manufacturing Client Protein, Drug Substance, and Drug Product on behalf of the Licensee or its Affiliates, provided that, such Third Party Manufacturers are bound by the contract to comply with the terms of this Agreement, and that the Licensee or its Affiliates will remain liable for any Third Party Manufacturers’ breach of this Agreement.

For the benefit of doubt, a Third Party Manufacturer cannot manufacture Client Protein utilizing the Licensed Cell Line and Licensed Technology without first being contracted with Licensee, its Affiliates or sublicensee.

2.3 Sublicensing. Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant sublicenses (through multiple tiers) to a Third Party(ies) for the rights granted to Licensee under Section 2.1 of this Agreement. Each sublicense agreement shall be in writing and provide that the applicable sublicensee is bound by all applicable terms and conditions of this Agreement, and Licensee shall remain liable for any sublicensee’s breach of this Agreement. Licensee shall inform WuXi Biologics in writing of any and all such sublicenses granted. Licensee shall provide written notice to WuXi Biologics of any sublicense to a Third Party under Section 2.1 within [***] calendar days after granting such sublicense (but excluding wholesalers and distributors that do not promote the sale of a product).

2.4 Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to have granted Licensee or its Affiliate or WuXi Biologics or its Affiliate (by implication, estoppel or otherwise) any right, title, license or other interest in or with respect to any intellectual property, know-how or information owned or controlled by the other Party.

2.5 The license in Section 2.1 becomes effective from the date WuXi Biologics completes transfection of the Host Cell Line to generate the Client Licensed Cell Line (the “Commencement Date”).

3. Transfer of Materials and Licensed Technology

Promptly following the Commencement Date for a Client Protein, WuXi Biologics shall transfer, disclose and make available, and shall cause its Affiliates to transfer, disclose and make available, to Licensee, its Affiliates, or any one or more Third Party Manufacturers designated by Licensee, the Technology Transfer Package, including all Materials and Licensed Technology existing as of such Commencement Date. The Parties shall agree to a written technology transfer plan and schedule for such transfer of the Materials and Technology Transfer Package. In accordance with the agreed technology transfer plan and schedule, WuXi Biologics will provide reasonable technical assistance to Licensee (or its designee) in the operation of the Process for manufacture of Client Protein using the Licensed Cell Line as necessary to enable Licensee or its designee to replicate the Process as performed by WuXi Biologics. Such assistance shall be provided at a reasonable service fee to be negotiated by the Parties in good faith.

4. License Fee

As consideration for the license granted in Section 2 of this Agreement, and the representations and warranties set forth in Section 10 of this Agreement, Licensee agrees to pay WuXi Biologics a fixed one- time, non-creditable (except as provided below), non-refundable license fee of USD $150,000 for the Licensed Cell Line used to product Client Protein(s) (“License Fee”). WuXi Biologics shall submit an invoice to Licensee for the License Fee within [***] days after the date that WuXi Biologics completes Research Cell Bank generation from the Licensed Cell Line. For clarity, the maximum license fee for the grant the license of the Licensed Cell Line payable by Licensee under this Section 4 is USD $150,000, regardless of the number of Client Proteins with respect to which Licensee elects to exercise the license.

5. Cell Line Royalties

***Certain Confidential Information Omitted

5.1 As further consideration for the rights granted to Licensee under this Agreement, during the Royalty Term for a Drug Product, Licensee will pay WuXi Biologics a royalty based on a percentage of Net Sales of Drug Product as follows:

(a) if, during any calendar year, Licensee, its Affiliate, or a sublicensee has one or more Third Party Manufacturers manufacture one hundred percent (100%) of its requirements of a particular Client Protein for commercial use, Licensee shall pay to WuXi Biologics a royalty of [***]% of Net Sales of all Drug Products containing such Client Protein during such calendar year;

(b) if, during any calendar year, Licensee, its Affiliate or any sublicensee has one or more Third Party Manufacturers manufacture a portion (but less than one hundred percent (100%)) of its requirements of a particular Client Protein for commercial use, and Licensee, its Affiliate, or any sublicensee also manufactures or has WuXi Biologics or any of its Affiliates manufacture the remainder of its requirements of such Client Protein for commercial use, Licensee shall pay to WuXi Biologics a royalty on Net Sales of all Drug Products containing such Client Protein during such calendar year at the rate determined by multiplying [***]% by [***]; and

(c) if, during any calendar year, Licensee, its Affiliate, or a sublicensee manufactures or has WuXi Biologics and its Affiliates manufacture one hundred percent (100%) of Licensee’s, its Affiliates, and sublicensees’ requirements of a particular Client Protein for commercial use, Licensee shall have no royalty payment obligations to WuXi Biologics with respect to Drugs Products containing such Client Protein that are sold in such calendar year.

5.2 Notwithstanding Section 5.1 and Section 5.5, with respect to each Client Product, Licensee shall not be obligated to pay royalties to WuXi Biologics on Net Sales of Drug Products or any payment pursuant to the Buy-out Right if Licensee, its Affiliate, or a sublicensee is obligated to manufacture or have manufactured all or a portion of Licensee’s, its Affiliates’, or sublicensees’ requirements of the relevant Client Protein for commercial use due to: (i) WuXi Biologics, to the extent due to its fault (including any inappropriate or illegal act, any omission or inaction, or any negligence of WuXi Biologics (with exclusion of any Client’s inappropriate or illegal act, Client’s inaction or omission, or Client’s negligence, or a force majeure event), having failed to supply such Client Protein in accordance with the terms of any commercial supply agreement between the Parties for such Client Protein; (ii) Licensee having terminated any commercial supply agreement between the Parties for the manufacture and supply of such Client Protein for WuXi Biologics’ uncured material breach of such agreement; or (iii) WuXi Biologics not being willing to manufacture and supply such Client Protein or not having (a) the manufacturing capacity or GMP-compliant facility(ies) to do so, or (b) the government permits, including health, safety and environmental permits, necessary for the operation of the facility(ies) where such Client Protein is manufactured.

5.3 Within [***] days after the end of each calendar quarter in any calendar year for which royalties are payable hereunder, Licensee shall deliver to WuXi Biologics a written report setting forth on a country-by-country and calendar-quarter basis, Net Sales by Licensee, its Affiliates and sublicensees in the Territory for each Client Protein during such quarter, the gross amounts invoiced, the total royalties payable, how such royalties were calculated (including an accounting of any reductions in applicable royalty rates and/or deductions in determining quarterly Net Sales). Following receipt of such royalty report, WuXi Biologics shall issue to Licensee an invoice for the royalty amount payable and Licensee shall pay each such invoice within [***] days after receipt.

5.4 Any withholding of taxes levied by tax authorities on the payments hereunder shall be borne by WuXi Biologics and deducted by Licensee from the sums otherwise payable by it hereunder, for payment to the proper tax authorities on behalf of WuXi Biologics. Licensee agrees to cooperate with WuXi Biologics in the event WuXi Biologics claims exemption from such withholding or seeks deductions under any double taxation or other similar treaty or agreement from time to time in force, such cooperation to consist of providing WuXi Biologics with receipts of payment of such withheld tax or other documents reasonably available to Licensee (if applicable).

***Certain Confidential Information Omitted

5.5 i) Licensee shall have the right (but not the obligation) to buy out its remaining royalty obligations under Section 5 for a given Client Protein (“Buy- out Right”) by paying to WuXi Biologics the following one-time buy-out payments in two milestones upon the achievement of the corresponding event:

5.5.1 USD $[***] upon [***]; and

5.5.2 USD $[***] upon [***].

ii) Alternatively, if Licensee wishes to exercise its Buy-out Right after the first commercial launch of the applicable Drug Product after [***], it may do so upon Licensee’s paying to WuXi Biologics the following one-time buy-out payment: USD $15,000,000.

iii) For the avoidance of doubt, upon payment by Licensee of the foregoing buy-out payment amount(s) under either i) or ii), Licensee will be relieved from all future royalty payment obligations under this Section 5 for the applicable Client Protein.

6. Payment Terms

Licensee shall pay WuXi Biologics’ undisputed invoice(s) within [***] days of receipt by Licensee. Such payments will be made by wire transfer to the account designated by WuXi Biologics. Invoices must be submitted, and payment must be made, without set-off or other deduction of any nature.

7. Bank Account Details

Unless the Parties otherwise mutually agree in writing, and such mutual agreement is set forth in a particular invoice, Licensee shall pay each invoice in USD by wire transfer to the account designated by WuXi Biologics.

8. Restriction

Licensee agrees that no attempt will be made by or on behalf of Licensee to modify or reverse engineer the Licensed Cell Line or attempt to reverse engineer, recreate or assemble the Construct(s). Licensee shall only use the Licensed Cell Line in the way as permitted by this Agreement and shall not use or have used the Licensed Cell Line for any purpose other than operating the Process, the manufacture of Client Protein, Drug Substance and Drug Product, and for other purposes reasonably related to securing Regulatory Approval for the Client Protein and/or Drug Product. Licensee shall not transfer the Licensed Cell Line to any Third Party except to a permitted sublicensee, as described in Section 2.2 above. For clarity, as between the Parties, the Client Protein, Drug Substance, and Drug Product and all intellectual property rights in the Client Protein, Drug Substance, and Drug Product, as applicable, are and shall be solely owned by Licensee.

9. Indemnity

9.1 Licensee agrees to defend, indemnify, and hold harmless WuXi Biologics, its Affiliates, and their respective directors, officers, employees and agents (collectively, the “WuXi Biologics Indemnitees”) harmless from and against any and all liabilities and damages (including reasonable attorneys’ fees) (“Losses”) to which any WuXi Biologics Indemnitee has been subject as a result of any Third Party claims, demands, suits, or proceedings (“Claims”) to the extent arising out of or resulting from (a) the use of the Licensed Cell Line, Client Protein, Drug Substance or Drug Product by Licensee or (b) a violation of Applicable Law by any Licensee Indemnitee; provided that Licensee shall have no obligation to indemnify any such Claims to the extent that such Claims arise from (i) negligence or intentional misconduct of any WuXi Biologics Indemnitee in connection with the Licensed Cell Line (ii) any WuXi Biologics Indemnitee’ breach of this Agreement (including the representations and warranties set forth in Section 9); or (iii) the use of Host Cell Line components of the Licensed Cell Line or the Licensed Technology.

***Certain Confidential Information Omitted

9.2 WuXi Biologics agrees to defend, indemnify, and hold harmless Licensee, its Affiliates, and their respective directors, officers, employees and agents (“Licensee Indemnitees”) harmless from and against any and all Losses to which any Licensee Indemnitee has been subject as a result of any Claims to the extent arising out of or resulting from (i) the negligence or intentional misconduct of any WuXi Biologics Indemnitee in connection with the Licensed Cell Line, (ii) any WuXi Biologics Indemnitee’s breach of this Agreement (including the representations and warranties set forth in Section 9); (iii) a violation of Applicable Law by any WuXi Biologics Indemnitee; or (iv) the use of the Host Cell Line components of the Licensed Cell Line or the Licensed Technology.

9.3 Each Party shall notify the other Party promptly upon learning of a Claim that is subject to indemnification pursuant to Sections 9.1 or 9.2. The indemnifying Party may control, at its own expense, the defense of the Claim in good faith with counsel of its choice as long as such counsel is reasonably acceptable to the indemnified Party. The indemnified Party shall use reasonable efforts to cooperate in the defense and may participate at its own expense using its own counsel. No compromise or settlement of any Claim may be made by the indemnifying Party without the indemnified Party’s written consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified Party, (b) the sole relief provided is monetary damages that are paid in full by the indemnifying Party, and (c) the indemnified Party’s rights under this Agreement are not adversely affected.

10. Representations and Warranties

10.1 WuXi Biologics represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of Hong Kong; (ii) the execution, delivery and performance of this Agreement by WuXi Biologics or its Affiliates have been duly authorized by all necessary corporate action on the part of WuXi Biologics; (iii) the performance of WuXi Biologics’ obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) WuXi Biologics will not, before termination or expiration of this Agreement, enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement; (v) WuXi Biologics has sufficient facilities, experienced personnel and other capabilities reasonably suited to enable it to perform its obligations under this Agreement; (vi) WuXi Biologics has the right to grant the licenses or sublicenses, as the case may be, granted under this Agreement; (vii) the Host Cell Line is obtained by WuXi Biologics from legitimate resource and WuXi Biologics has the right to use it for the generation of Licensed Cell Line; (viii) WuXi Biologics is the sole and exclusive owner of the entire right, title, and interest in and to the Construct used in the Licensed Cell Line (other than any construct used to express the Client Protein if such construct was provided by Licensee), and the Licensed Technology; (ix) WuXi Biologics’ rights in the Construct, Host Cell Line, Licensed Cell Line (with exclusion of any gene proprietary to Licensee), Materials, and Licensed Technology (collectively, the “WuXi Biologics Technology”) are valid, subsisting, and enforceable; (x) the WuXi Biologics Technology is free and clear of any encumbrances, liens, pledges, charges, security interests, leases, adverse claims or encumbrances of any kind or character whatsoever; and (xi) WuXi Biologics has not received any notice that the practice of the Licensed Technology infringes or misappropriates the proprietary rights of any Third Party, and, to the knowledge of WuXi Biologics, the practice of the Licensed Technology does not infringe or misappropriate the proprietary rights of any Third Party.

10.2 Licensee represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the Delaware; (ii) the execution, delivery and performance of this Agreement by licensee have been duly authorized by all necessary corporate action on the part of Licensee; (iii) the performance of Licensee’s obligations under this Agreement will not conflict with its charter documents or result in a material breach of any agreements, contracts or other arrangements to which it is a party; (iv) Licensee has sufficient facilities, experienced personnel and other capabilities reasonably suited to enable it to perform its obligations under this Agreement; and (v) Licensee will not, before termination or expiration of this Agreement, enter into any agreements, contracts or other arrangements that would be materially inconsistent with its obligations under this Agreement.

***Certain Confidential Information Omitted

10.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE LICENSED KNOW-HOW, AND LICENSED CELL LINES ARE PROVIDED AND LICENSED TO LICENSEE “AS IS”, AND WUXI BIOLOGICS AND ITS RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT THERETO OR TO THE PRODUCTS OR WUXI BIOLOGICS TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

11. Confidentiality

11.1 Subject to the exceptions listed below, during the term of this Agreement and for [***] years thereafter, the Receiving Party shall, and shall ensure that its Related Persons will, (a) maintain the Disclosing Party’s Confidential Information in confidence, (b) not use such Confidential Information other than in connection with this Agreement, and (c) not disclose such Confidential Information to any Third Party other than (i) those of its Related Persons that have a need to know such Confidential Information in connection with the activities conducted pursuant to this Agreement and are obligated to maintain such Confidential Information in confidence, (ii) reasonably required to prosecute patent rights in relation to the Client Protein, Drug Substance, and Drug Product, (iii) in connection with regulatory filings for the Client Protein or Drug Product, and (iv) to the extent required to be disclosed by Applicable Law or judicial order, or to the extent reasonably necessary to prosecute or defend litigation or arbitration in relation to this Agreement, and, in either case of this clause (iv), only after the Receiving Party gives the Disclosing Party prior written notice of such requirement and reasonably cooperates with the Disclosing Party’s efforts to limit or avoid such disclosure, to seek a protective order or secure confidential treatment of the Confidential Information, and/or to seek any other remedies available to the Disclosing Party at law or in equity reducing or limiting such required disclosure. Notwithstanding the foregoing, the existence of this Agreement and its non-technical terms may be disclosed confidentially to actual or potential investors, financing sources, licensees, and acquirors solely for the purpose of evaluating or carrying out an actual or potential investment, financing, license collaboration, or acquisition.

11.2 The Receiving Party’s obligations set forth in Section 11.1 do not apply to Confidential Information if (a) the information is public knowledge or becomes public knowledge after disclosure through no act or omission of the Receiving Party or any of its Related Persons, (b) the information can be shown by the Receiving Party to have been in its possession prior to disclosure, (c) the information was rightfully received on a non-confidential basis from a Third Party that was not obligated to maintain the information in confidence, or (d) the Receiving Party can show that equivalent information was developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

11.3 Licensee may disclose the Confidential Information of WuXi Biologics to a Third Party for the purpose of exercising Licensee’s license rights hereunder (including disclosure to actual or potential licensees, sublicensees, collaborators, contract service providers (including Third Party Manufacturers) and commercial partners with respect to Client Protein, Drug Substance, or Drug Product), provided that Licensee shall, prior to such disclosure, ensure that each Third Party to which disclosure is to be made is made aware of the obligations contained in this Agreement and agrees to be subject to obligations of confidentiality and non-use no less onerous than those contained in this Agreement, however, Licensee shall notify WuXi Biologics in writing promptly following any disclosure to a Third Party to which Licensee has granted a sublicense of rights to use or practice the Licensed Cell Line and Licensed Technology. Any breaches of the obligations of confidentiality and non-use contained in this Agreement by such Third Party shall be treated as a breach of such obligations by Licensee.

11.4 Notwithstanding anything to the contrary in this Agreement, a Party may disclose this Agreement and its terms, and material developments or material information generated under this Agreement, in securities filings with the U.S. Securities and Exchange Commission (or equivalent foreign agency) and any rules of stock exchanges where the Parties may be listed to the extent required by Applicable Law after complying with the procedure set forth in this Section 11.4. In such event, the Party

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seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party will promptly give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the timelines proscribed by Applicable Laws. The Party seeking such disclosure shall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the U.S. Securities and Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party.

11.5 The provisions of this Section 11 shall survive termination or expiry of this Agreement.

12. Termination

12.1 Term. Unless terminated earlier by mutual written agreement of the Parties or pursuant to Section 12.2 and 12.3, this Agreement shall continue in effect, on a Client Protein-by-Client Protein basis, until Licensee exercises the Buy-out Right for the applicable Client Protein under Section 5.5, in such case, the license grants set forth in Section 2.1 shall become fully paid-up, irrevocable, and perpetual for such applicable Client Protein and corresponding Drug Substances and Drug Product once Licensee completed the payment of the agreed amount for the Buy-out Right, and no more Royalties will need to be paid to WuXi Biologics for such applicable Client Protein.

12.2 Voluntary Termination by Licensee.

Licensee shall have the right to terminate this Agreement upon at least three (3) months’ prior written notice to WuXi Biologics, and upon payment of all amount due to WuXi Biologics through such termination effective date.

12.3 Termination for Default

(a) Nonpayment. In the event Licensee fails to pay any amounts due and payable to WuXi Biologics hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, WuXi Biologics may terminate this Agreement immediately upon written notice to Licensee.

(b) Material Breach. In the event a Party commits a material breach of its obligation under this Agreement and fails to cure that breach within thirty (30) days after receiving written notice thereof from the other Party, such other Party may terminate this Agreement immediately upon written notice to the breaching Party.

12.4 Consequence of the Termination. Upon the effective date of the termination referred in this Sections 12.2 and 12.3, the licenses granted in Section 2.1 shall terminate. Licensee shall, and shall urge its Affiliates, sublicensee, any Third Party Manufacturer to stop all activities referred under the Sections 2.1, 2.2 and 2.3 immediately.

13. Miscellaneous.

13.1 Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that a Party may, without such consent, assign this Agreement in its entirety (a) to an Affiliate, or (b) to a Third Party in connection with a merger, acquisition, consolidation or a sale involving all or substantially all of the stock or assets or business of such Party to which this Agreement relates. Any attempted assignment or transfer in violation of this Section 13.1 shall be void. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

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13.2 Regulatory Assistance. WuXi Biologics will provide assistance relating to the Licensed Cell Line to Licensee, its Affiliates, and sublicensees, in respect of Licensee’s, its Affiliates’, and sublicensee’s regulatory filing activities for the Client Protein, Drug Substance, and/or Drug Product on commercially reasonable terms to be agreed by the Parties in good faith for provision of such assistance.

13.3 Governing Law. The laws of the State of New York, U.S., without giving effect to principles of conflict of laws, govern all matters relating to this Agreement.

13.4 Arbitration. The Parties shall engage in good faith consultation to resolve any dispute arising out of or in connection with this Agreement. Such consultation will begin immediately after one Party has delivered to the other Party a request for consultation. If the dispute cannot be resolved within [***] days following the date on which the request for consultation is delivered, then either Party may submit the dispute to JAMS for arbitration to be conducted in accordance with the Comprehensive Arbitration Rules and Procedures of JAMS in effect at the time of submission. The legal seat or place of arbitration will be New York City, New York. The official language of the arbitration will be English. The tribunal will consist of one independent arbitrator with experience in biopharmaceutical manufacturing to be appointed by JAMS. The arbitration proceedings will be confidential, and the arbitrator may issue appropriate protective orders to safeguard each Party’s Confidential Information and except to the extent necessary to confirm, enforce, or challenge an award of the arbitration, to protect or pursue a legal right, or as otherwise required by Applicable Law or regulation or securities exchange, neither Party nor any arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. During the course of arbitration, the Parties shall continue to implement the terms of this Agreement. The arbitral award will be final and binding upon the Parties, and judgment upon the award may be entered in any court of competent jurisdiction for enforcement of the award. The Parties undertake to carry out any award without delay. Notwithstanding the foregoing, each Party has the right to institute an action in a court of proper jurisdiction for injunctive or other equitable relief pending consultation by the Parties and a final decision by the arbitrator.

13.5 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with regard to its subject matter and supersedes all previous written or oral representations, agreements and understandings between WuXi Biologics and Licensee with respect to the subject matter hereof.

13.6 Amendment. No modification or waiver of any term of this Agreement or any other form of amendment to this Agreement will be binding unless made expressly in writing and signed by authorized representatives of both Parties.

13.7 Severability. If any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect, then (a) the provision will be replaced by a valid and enforceable provision that achieves as far as possible the intention of the Parties and (b) all other provisions of this Agreement will remain in full force and effect as if the original Agreement had been executed without the invalidated, illegal or unenforceable provision

13.8 Notices. All notices, requests, demands, and other communications required under this Agreement must be in writing and will be deemed to have been given or made and sufficient in all respects when delivered by reputable international courier to the following addresses:

To Licensee:

Janux Therapeutics Inc

11099 N. Torrey Pines Road

La Jolla, California.92067

Attn:    [***]

Tel.:     [***]

Email:  [***]

***Certain Confidential Information Omitted

To WuXi Biologics:

WuXi Biologics (Shanghai) Co., Ltd.

Building 1, 288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai, China 200131

Attn:    [***]

Tel.:     [***]

Email:  [***]

13.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, ..pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

[Signature Page Follows]

***Certain Confidential Information Omitted

IN WITNESS WHEREOF, the Parties hereto have caused this CELL LINE LICENSE AGREEMENT to be duly executed as of the Effective Date set forth above.

WuXi Biologics (Hong Kong) Limited		Janux Therapeutics, Inc.

By:	/s/ Zhisheng Chen	By:	/s/ David Campbell
Print	Name: Zhisheng Chen	Name:	David Campbell
Title:	Director	Title:	CEO

***Certain Confidential Information Omitted

Appendix I

List of Service Agreements for Licensee Products

	Licensee Protein	Contract (e.g., Master Service Agreements)	Effective Date
1
2
3
4
5

***Certain Confidential Information Omitted

Appendix II

Patent Rights

[***]

***Certain Confidential Information Omitted